Fiscal 2018 Second Quarter Earnings Call September 26, 2018

Forward Looking Statements This presentation may contain forward-looking statements. Many of these forward-looking statements can be identified by use of words such as may, will, expect, anticipate, approximate, estimate, assume, continue, model, project, plan, goal, and similar words and phrases. The Company’s actual results and future financial condition may differ materially from those expressed in any such forward-looking statements as a result of many factors. Such factors include, without limitation: general economic conditions including the housing market, a challenging overall macroeconomic environment and related changes in the retailing environment; consumer preferences, spending habits and adoption of new technologies; demographics and other macroeconomic factors that may impact the level of spending for the types of merchandise sold by the Company; civil disturbances and terrorist acts; unusual weather patterns and natural disasters; competition from existing and potential competitors across all channels; pricing pressures; liquidity; the ability to achieve anticipated cost savings, and to not exceed anticipated costs, associated with organizational changes and investments; the ability to attract and retain qualified employees in all areas of the organization; the cost of labor, merchandise and other costs and expenses; potential supply chain disruption due to trade restrictions, political instability, labor disturbances, product recalls, financial or operational instability of suppliers or carriers, and other items; the ability to find suitable locations at acceptable occupancy costs and other terms to support the Company’s plans for new stores; the ability to establish and profitably maintain the appropriate mix of digital and physical presence in the markets it serves; the ability to assess and implement technologies in support of the Company’s development of its omnichannel capabilities; uncertainty in financial markets; volatility in the price of the Company’s common stock and its effect, and the effect of other factors, on the Company’s capital allocation strategy; disruptions to the Company’s information technology systems including but not limited to security breaches of systems protecting consumer and employee information or other types of cybercrimes or cybersecurity attacks; reputational risk arising from challenges to the Company’s or a third party product or service supplier’s compliance with various laws, regulations or standards, including those related to labor, health, safety, privacy or the environment; reputational risk arising from third-party merchandise or service vendor performance in direct home delivery or assembly of product for customers; changes to statutory, regulatory and legal requirements, including without limitation proposed changes affecting international trade; changes to, or new, tax laws or interpretation of existing tax laws; new, or developments in existing, litigation, claims or assessments; changes to, or new, accounting standards; foreign currency exchange rate fluctuations; and the integration of acquired businesses. The Company does not undertake any obligation to update its forward-looking statements. 2

Our Mission To be trusted by our customers as the expert for the home and heart-felt life events by continuing to build and deliver a strong foundation of differentiated products, services, and solutions while driving operational excellence. Serving Customers Across Heart-Felt Life Events 3

Q2 2018 Summary • Sales of approximately $2.9 billion, flat versus Q2 2017, slightly below our model • Continued strong growth in customer-facing digital channels • Diluted EPS of $0.36 per share, in-line with our model • Continued growth of cash and investments, even after funding our operations, capital expenditures, dividends and share repurchases • Declared quarterly dividend of $.16/share, payable on January 15, 2019 to shareholders of record at the close of business on December 14, 2018 4

Strategic Initiatives

Positioning Our Company for Long Term Success

Key Areas of Focus

Assortment/ Offering	Engagement/ Marketing
Services/ Experiences	Operational Excellence

Initiatives Update

- **Decorative Furnishings**
  - Sales grew ~18% YTD FY18 (BBB/bbB – US/Canada)
  - Focus on creating efficiencies and driving profitability in the category
- **Next Generation Store Format (BBB)**
  - On track to complete 40 Next Generation Stores by Spring 2019
  - 9 completed; 9 more planned by late Fall, iterating quickly for continuous improvement
  - Favorable trends in both sales and transactions
- **Marketing Personalization**
  - Launched >50 tests to date
  - Moving more quickly to scale the "winners"
- **Inventory Optimization**
  - ~$100 million, or ~6% decline in inventory, where optimization strategies put in place (YTD Q2FY18)

BED BATH & BEYOND 5

6 Strengthen Position As a Leader in College Position Strengthen Curated Assortment: Expert Picks/ Innovative Product College Registry Hold & Pack Campus Checklist Interactive Checklist Pass College Savings Program       Key Focus Area: Focus Area: Key and expansive product Build service in-store, offerings on-line, and on campus

Value Optimization Delivering value to our customers and our Company through strategy and execution Key Focus Areas: • Drive revenue and profitability • Deploy new tools to execute omnichannel pricing and promotion strategies o Dynamic pricing o Markdown strategies o Online and In-store pricing strategies and messaging • Accelerate speed of cost and price changes for buyers and store associates • Enhance customer experience o Price Match Promise 7

Supply Chain Optimization Targeting speed and freight-savings opportunities Key Focus Areas: • Store Supply Chain: o Optimize the location and number of consolidation and cross-dock facilities operated o Reduce transportation costs • Ecommerce Fulfillment: o Optimize direct-to-customer delivery speed o New distribution facility planned to open Fall 2019 (Monroe, OH) 8

Key Focus Areas: Early Results: • 20% off entire purchase every time • BEYOND+ members are among our you shop (standard coupon most valuable customers exclusions apply) o Shopping 2.5-times more than • Free standard shipping – with no our average customer minimum purchase o Generating 4-times higher • Access to special offers and revenue than our average promotions throughout the year customer • Easy to sign up and use o BEYOND+ membership • $29 annual fee expected to be around 1 million by December 31, 2018 9

Technology System Enhancements Driving Foundational Improvements Key Focus Areas: • FY18 Major System Deployments: o Enterprise Order Management System Upgrade o New Point-of-Sale System . Rollout complete for BBB/bbB/Harmon . Rollout to remaining concepts in FY19 o New Human Capital Management System o Customer-Facing Website Upgrade - BBB/bbB o New Price Execution Platform o New Marketing Personalization Systems 10

Q2 2018 Financials 11

Q2 2018 P&L Summary

(amounts in millions, except comp %, and per share data)

	Three Months Ended				
	Sept. 1, 2018	% of Sales	Aug. 26, 2017	% of Sales	Change
Comp Sales % [(a)]		(0.6)		(2.6)	
Net Sales	$2,935	100.0	$2,936	100.0	
Gross Profit	989	33.7	1,069	36.4	(2.7) [(b)]
SG&A Expenses	910	31.0	900	30.6	0.4 [(c)]
Operating Profit	79	2.7	169	5.8	(3.1)
Net Earnings	49	1.7	94	3.2	(1.5)
EPS - Diluted	$0.36		$0.67		
WAS - Diluted	136		140		

(a) Comp sales are determined using the same calendar weeks as fiscal 2018; therefore the Q2 comp sales % compares the periods of June 3, 2018 - September 1, 2018 to June 4, 2017 - September 2, 2017

(b) Due to an increase in coupon expense; a decrease in merchandise margin, and an increase in net direct-to-customer shipping expense

(c) Due to increases in technology-related expenses, including related depreciation, management consulting expenses related to our merchandising improvement, marketing personalization, and other initiatives, advertising expense related to a continued shift to digital advertising, and a non-recurring charge related to a real estate decision to rightsize certain leased office space in NYC, partially offset by a decrease in payroll and payroll-related expenses, primarily due to the store management restructuring changes implemented in the prior year second quarter

BED BATH & BEYOND 12

Q2 2018 Balance Sheet & Capital Allocation Highlights Cash Position • Continued growth of cash and investments o Cash and investments of $1.1 billion at end of quarter, increase of approximately $532 million from Q2 2017 Inventory • Retail inventory reduction of approximately 1.7% at end of Q2 2018 vs. end of Q2 2017 • Remain on track to reduce YOY inventory by approximately $150 million, or 5% at the end of FY18 Capital Expenditures • Capital expenditures of approximately $182 million YTD through Q2 2018 o Approximately 70% related to IT investments Capital Allocation • Paid cash dividend of $.16 per diluted share, approximately $22 million • Executed share repurchases of $41 million, or 2.1 million shares • Declared $.16 dividend per share 13

Fiscal 2018 Modeling Assumptions Consolidated Net Sales • To be down slightly Comparable Net Sales • To be relatively flat • Strong growth in customer-facing digital channels Gross Margin • Deleverage due to continued investment in customer value proposition, including impact from the Beyond+ and College Savings Pass programs, and ongoing shift to digital channels SG&A • Deleverage due to continuing investments in Company transformation Operating Margin • Deleverage less than FY17 Depreciation • Approximately $320 to $330 million Ta x R a t e • Range of 25% to 26% Capital Expenditures • Approximately $375 to $425 million Diluted EPS • Low end of previously modeled range, at about $2.00 14